Exhibit 99.2

Mid-Year 2014 Business Update
August 27, 2014

Forward Looking Statements
Statements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.”
These forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of the regulatory environment on our business and our ability to execute our business strategy.  Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the SEC, as well as the risk that the Company will not successfully implement the new plan, the risk that the implementation of the new plan will be delayed, including as a result of labor and employment laws, rules and regulations, the risk that the plan will not result in the anticipated benefits or cost savings, the risk that the new plan will negatively impact the
Company’s ability to successfully operate its business or retain its key employees and the risk that the Company’s plans for new product introductions will be successful. The
Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections Inc.
Intersections Inc. (Nasdaq: INTX) is a leading provider of identity risk management, privacy protection and other subscription based services for consumers. Our core services monitor personal information for our consumers, aggregate it into digestible, consumer-friendly reports and alerts, and provide personalized education and support to help our customers understand their information and take the actions they deem appropriate. Since our business was founded in 1996, Intersections has protected the identities of more than 36 million consumers. Over the last three years we have created, and plan in the fourth quarter of 2014 to commence selling, a health monitoring service for animals. This service will collect, store, analyze and deliver important information regarding an animal’s health and will be supported by a robust cloud based information system. To learn more, visit www.intersections.com.

Mid-Year 2014 Business Update

►  In our March 2014 Business Update we provided an initial glimpse into some of the exciting initiatives we are working on to restore growth at Intersections.
►  As previously discussed, the large U.S. financial institutions have stopped marketing add on products like ours. As a result, revenue from our private label subscriber base, comprised primarily of subscribers from large U.S. financial institutions, has declined from $274 million in FY 2011 to approximately $152 million estimated for FY 2014.
►  The purpose of this presentation is to provide an update on:
 o Our ongoing plans to reorganize and refocus our product lines
 o The progress of our product line growth initiatives
 o Guidance on where we believe Intersections is headed in light of these changes and initiatives

Intersections’ New Strategic Vision

►  We are transforming Intersections into the more dynamic, entrepreneurial and agile marketing and product business discussed in our March 2014 Business Update.
►  We are on the path to achieving our goals of:
 o Focusing on our IDENTITY GUARD® brand as the growth engine for our identity theft and privacy protection solutions through both new partners and directly to consumers
 o Continuing to provide top notch service for our existing private label subscriber base, comprised mostly of our existing financial institution subscribers
 o Building our Canadian business lines through new products and new channels
 o Launching our cutting edge VoyceTM product and becoming the leading player in the pet health and wellness space
 o Reinvigorating our insurance business through new products and marketing channels
 o Accelerating Captira Analytical’s efforts to transform the bail bond technology support space

Reshaping Intersections

► Working with a noted corporate transformation consulting firm we have formulated and begun executing a detailed plan to streamline operations and define our new operating model.
► This plan was carefully vetted to maximize positive cash flow, to comply with existing agreements with our large U.S. financial institution partners, and to adhere to regulatory and compliance requirements.
► Key leadership changes have already been announced, and we are in the process of making some reductions in overall staff and in our cost structure.
► We expect our plan to streamline operations will generate cost savings of between
 $15 and $19 million annualized by the end of 2015.
 o We currently estimate charges of approximately $3.5 to $3.9 million for severance and related restructuring fees, which largely will be recognized in the 3rd Quarter of 2014.

Redirecting Intersections

►  Defining our new operating model and refocusing our product lines and business approach overall are as important as identifying cost savings opportunities.
►  We expect each product line to be managed by an executive with P&L responsibility.
►  We expect the product lines to be:
 o The IDENTITY GUARD® branded products in the U.S. and our Canadian branded products
 o Our existing private label subscriber base, comprised primarily of U.S. financial institution subscribers
 o Insurance products
 o The VoyceTM product and other pet health and wellness services
 o Bail bonds industry software solutions

Identity Guard® Product Line
►  We offer our identity theft and privacy protection products through two established brands, IDENTITY GUARD® in the U.S. and CREDIT ALERT® in Canada.
►  Together, we expect our IDENTITY GUARD® brand and Canadian product lines to end FY
   2014 with approximately $78 million in revenue. By 2016 we expect revenue for these product lines to grow in the range of  approximately 150% to 190%.
►  Our strategies include:
 o Streamlining and re-organizing resources, IT systems and operational processes to improve agility and ensure success
 o Continuing to design solutions and source new products to uniquely solve consumers’ identity and privacy protection needs
 o Increasing our successful direct-to-consumer marketing
 o Expanding through new and existing partners and affiliates
 o Enhancing our sales and distribution capabilities and discipline

- Voyce™ is the revolutionary pet health and wellness technology platform that we plan to start selling in the 4th Quarter of 2014.
- Marketing and distribution for Voyce™ is primed across several channels:
  - Activating initial leads from our large pre-order database
  - Targeted direct marketing focused on digital channels
  - Developing partnerships in areas such as pet nutrition, veterinary hospitals, and pharmaceuticals
- Next on our busy Voyce™ roadmap are the following:
  - Creating the next version of Voyce™ sized to work with smaller dogs and cats
  - Developing a professional version to serve the unique needs expressed to us by the animal medical industry
  - Evaluating selective international launches for late in 2015
- Depending on the timing of launch, for FY 2014 we expect to generate between approximately $3 and $6 million in revenue for Voyce™. By 2016, we expect revenue to grow quickly to between approximately $50 and $75 million.
- We expect revenue for Voyce™ to grow fast with the up-front collar purchase, but the long term value will come from building lasting customer relationships.
- With the Voyce™ technology, we believe we have secured a strong advantage for years across a wide spectrum of product and platform applications.

9

Pet Health and Wellness Product Line

INTERSECTIONS
INSURANCE SERVICES INC.

INTERSECTIONS INC.

Insurance Services Product Line
➢ We currently provide consumer services, including accidental death and disability insurance plans and membership programs as part of our insurance services product line.
➢ We plan to re-energize growth in our insurance services through:
 o Our recent launch of a pet insurance product called PetStrengthTM
 o Launching more new insurance products
 o Expanding marketing channels and adding new partners
➢ In 2014 we expect to generate approximately $17 million in revenue for our insurance services. By 2016 we expect revenue to resume a growth trajectory after dipping in
 2015.

Bail Bonds Software Product Line
➢ Captira is a pioneer and the preeminent provider of software-as-a-service solutions to the bail bond industry.
➢ Captira’s proprietary solutions provide easy and efficient ways for bail bondsmen, general agents and sureties to organize and share data and make better underwriting decisions.
➢ Leveraging its existing software platform, Captira will be expanding into similarly challenged and underserved related industries.
➢ We expect Captira’s revenue to grow from a forecasted $2.2 million in FY 2014 to between approximately $5 and $6 million by FY 2016.
➢ We expect that this growth will come from:
 o Continued penetration of bail bondsmen agencies
 o Expanding to new related industries

Pet Health and Wellness Service Adj. EBITDA	2014		2015		2016	
	Low	High	Low	High	Low	High
Revenue	$3.0	$6.0	$32.0	$37.0	$50.0	$75.0
Adj. EBITDA *	($11.7)	($10.8)	($2.0)	$4.0		
Severence Releated Expenses (est.) **	($0.3)	($0.3)				
Bail Bonds Software Solutions Adj. EBITDA	**2014**		**2015**		**2016**	
	Low	High	Low	High	Low	High
Revenue	$2.0	$2.2	$3.2	$3.8	$5.0	$6.0
Adj. EBITDA *	($0.6)	($0.6)	$0.1	$0.7		
Consumer Products and Service (CP&S) Revenue	**2014**		**2015**		**2016**	
	Low	High	Low	High	Low	High
IDENTITY GUARD® and Canada	$77.0	$78.0	$90.0	$110.0	$120.0	$150.0
Insurance Services	$17.0	$17.0	$15.0	$16.0	$17.0	$19.0
Private Label Subscriber Base	$151.0	$152.0	$120.0	$125.0	$105.0	$110.0
CPS Revenue Sub-total	$245.0	$247.0	$225.0	$251.0	$242.0	$279.0
CP&S Adj. EBITDA	**2014**		**2015**		**2016**	
	Low	High	Low	High	Low	High
Revenue	$245.0	$247.0	$225.0	$251.0	$242.0	$279.0
Adj. EBITDA *	$38.3	$38.6	$35.5	$40.0		
Severence Releated Expenses (est.) **	($2.3)	($2.3)				
Corporate Adj. EBITDA	**2014**		**2015**		**2016**	
	Low	High	Low	High	Low	High
Adj. EBITDA *	($24.0)	($24.0)	($19.0)	($19.0)		
Severence Releated Expenses (est.) **	($2.0)	($2.0)				
INTX Consolidated Adj. EBITDA	**2014**		**2015**		**2016**	
	Low	High	Low	High	Low	High
Consolidated Revenue	$250.0	$255.2	$260.2	$291.8	$297.0	$360.0
Consolidated Adj. EBITDA *	$2.0	$3.2	$14.6	$25.7		
Severence Releated Expenses (est.) **	($4.6)	($4.6)				

* Adjusted EBITDA before share related compensation and non-cash impairment charges is a Non-GAAP financial measure. Adj. EBITDA includes estimated severance and related restructuring fees. For a reconciliation of our Non-GAAP financial measures see Slide # 16 and #17 of this Update.

** Severence and related restructuring fees

INTERSECTIONS INC.

Updated Guidance

  We are lowering our prior revenue guidance primarily because:
 – The launch date for VoyceTM has been delayed by approximately one quarter
 – The sales ramp for IDENTITY GUARD® and new business is slower than originally expected
$ in Millions

2014 to 2015 Revenue Bridge (High Case)
(in millions)
$350
$300
$250
$200
$150
$100
$50
$0
$255.2
$31.0
$1.6
$31.2
($1.0)
($26.2)
$291.8
2014 Revenue
Pet Health and Wellness
Bail Bonds Software
IDGuard and Canada
Insurance Services
Private Label (Financial Institutions)
2015 Revenue

INTERSECTIONS INC.

2014 to 2015 Revenue Bridge (High Case)

$ in Millions
  Our confidence and excitement in our product lines is the highest it has been for years.

- The primary drivers of the growth in Adj. EBITDA between FY 2014 and FY 2015 are as follows:
  - The successful launch and growth of Voyce™
  - Growing our established brands, IDENTITY GUARD® in the U.S. and CREDIT ALERT® in Canada, through increased direct to consumer marketing, introducing new products and acquiring new partners and affiliates
  - FY 2014 includes approximately $4.6 million in severance and related restructuring fees
  - Achieving the $15 million to $19 million in annualized cost savings by the end of FY 2015

- These forecasts and forward looking statements are subject to substantial uncertainty, including:
  - Changes in our U.S. financial institution business and regulatory environment
  - Adjustments in investments in our IDENTITY GUARD® and Voyce™ brands and/or other growth initiatives
  - The outcome of the CFPB investigation of our U.S. financial institution business
  - The factors and risks disclosed in our SEC filings

INTERSECTIONS INC.

2015 Adj. EBITDA Growth

Conclusion

► We like where we are in our continued transformation, and look forward to taking the steps to reach and sustain profitability for each of our product lines.
► We are entering 2015 with momentum.
► Execution of cost savings is straightforward and necessary.
► Given the resources needed to continue to transform Intersections and drive our product line growth initiatives we will not be paying dividends in the near term.
► In the future we expect to be in a position to provide more transparency and tracking for all stakeholders so they may watch our progress.
► We believe the end result will be a stronger, nimbler and more diversified Intersections, less concentration overhang, and multiple product lines generating long-term profitable growth.

$ in Millions	Pet Health & Wellness	Bail Bonds Software	CP&S	Corporate	Consolidated
2014					
Consolidated income (loss) before income taxes	($10.9)	($0.8)	$30.2	($30.1)	($11.7)
Non-cash share based compensation	0.0	0.0	0.4	5.6	6.0
Dividend equivalent payments to RSU holders and option holders	0.0	0.0	0.1	0.3	0.4
Goodwill, intangible and long-lived asset impairment charges	0.0	0.0	0.0	0.0	0.0
Depreciation	0.1	0.2	4.6	0.4	5.4
Amortization	0.0	0.0	3.4	0.0	3.4
Interest expense, net	0.0	0.0	(0.1)	(0.2)	(0.3)
Other (income) expense, net	0.0	0.0	0.1	(0.0)	0.1
Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges	($10.8)	($0.6)	$38.6	($24.0)	$3.2

$ in Millions	Pet Health & Wellness	Bail Bonds Software	CP&S	Corporate	Consolidated
2015					
Consolidated income (loss) before income taxes	$3.6	$0.4	$35.1	($25.9)	$13.3
Non-cash share based compensation	0.0	0.0	0.0	6.8	6.8
Dividend equivalent payments to RSU holders and option holders	0.0	0.0	0.0	0.0	0.0
Goodwill, intangible and long-lived asset impairment charges	0.0	0.0	0.0	0.0	0.0
Depreciation	0.4	0.3	4.1	0.2	4.9
Amortization	0.0	0.0	0.4	0.0	0.4
Interest expense, net	0.0	0.0	(0.1)	0.0	(0.1)
Other (income) expense, net	0.0	0.0	0.4	0.0	0.4
Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges	$4.0	$0.7	$40.0	($19.0)	$25.7

INTERSECTIONS INC.

Reconciliation of Non-GAAP Financial Measures (High Case)

Reconciliation of Non-GAAP Financial Measures (cont’d)

This presentation presents several Non-GAAP financial measures, which we believe are important to investors and we utilize in managing our business.  These Non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, operating margin, net income or earnings per share as determined in accordance with GAAP.  Intersections'
Consolidated Financial Statements and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.

INTERSECTIONS INC.
NASDAQ: INTX
Innovating to protect
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Thank You

INTERSECTIONS INC.

Corporate Headquarters
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, VA 20151
Toll-free: 800.695.7536
www.intersections.com
Investor Relations
Eric S. Miller
IR@intersections.com
Tel: 703.488.6100